UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2011

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification No.

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1200 Main Street
Kansas City, Missouri 64105
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

000-51873	KANSAS CITY POWER & LIGHT COMPANY	44-0308720
(A Missouri Corporation)
1200 Main Street
Kansas City, Missouri 64105
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Current Report on Form 8-K is being provided by Great Plains Energy Incorporated (Great Plains Energy) and Kansas City Power & Light Company (KCP&L).  KCP&L is a wholly-owned subsidiary of Great Plains Energy and represents a significant portion of its assets, liabilities, revenues, expenses and operations.  Thus, all information contained in this report relates to, and is furnished or filed by, Great Plains Energy.  Information that is specifically identified in this report as relating solely to Great Plains Energy, such as its financial statements and all information relating to Great Plains Energy’s other operations, businesses and subsidiaries, including KCP&L Greater Missouri Operations Company (GMO) does not relate to, and is not furnished or filed by, KCP&L.  KCP&L makes no representation as to that information.  Neither Great Plains Energy nor GMO has any obligation in respect of KCP&L’s debt securities and holders of such securities should not consider Great Plains Energy’s or GMO’s financial resources or results of operations in making a decision with respect to KCP&L’s debt securities. Similarly, KCP&L has no obligation in respect of securities of Great Plains Energy or GMO.

Item 1.01	Entry into a Material Definitive Agreement

KCP&L, Kansas City Power & Light Receivables Company (“Receivables Company”), The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (the “Agent”) and Victory Receivables Corporation (the “Purchaser”) are parties to a certain Receivables Sale Agreement, dated as of July 1, 2005, as previously amended (as amended, the “RSA”).  Pursuant to the RSA and associated agreements, KCP&L sells all of its retail electric accounts receivable to its wholly-owned subsidiary, Receivables Company, which in turn sells an undivided percentage ownership interest in the accounts receivable to the Purchaser.

On September 9, 2011, the parties entered into an Amendment (the “Amendment”) to the RSA.  The Amendment, among other things: (a) extends the termination date of the RSA from October 31, 2011 to September 9, 2014; (b) modifies the Purchaser’s obligation to purchase accounts receivable from a maximum of $95 million to $110 million in aggregate outstanding principal amount at any time.

The Agent and an affiliate of the Agent are lenders under revolving credit agreements with Great Plains Energy, KCP&L and GMO aggregating to $1.25 billion.  An affiliate of the Agent is trustee for $626 million of GMO’s secured and unsecured debt (including environmental improvement revenue refunding debt issued by certain governmental entities) under several separate indentures. The Agent and certain of its affiliates have provided and in the future may continue to provide investment banking, commercial banking and other financial services, including the provision of credit facilities, to Great Plains Energy, KCP&L and their affiliates in the ordinary course of business for which they have received and may in the future receive customary compensation.

The above description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1, and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

Representatives of Great Plains Energy will participate in meetings with investors on September 14-16, 2011.  A copy of the investor handout to be used in such meetings is attached as Exhibit 99.1 hereto.  The investor handout contains information regarding KCP&L.  Accordingly, information in the investor handout relating to KCP&L is also being furnished on behalf of KCP&L.

The information under Item 7.01 and in Exhibit 99.1 hereto is being furnished and shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended.  The information under Item 7.01 and Exhibit 99.1 hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless otherwise indicated in such registration statement or other document.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1
Amendment dated as of September 9, 2011 to Receivables Sale Agreement dated as of July 1, 2005, among Kansas City Power & Light Receivables Company, Kansas City Power & Light Company, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch and Victory Receivables Corporation.

99.1	Investor presentation slides (furnished and not deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/ Lori A. Wright
Lori A. Wright
Vice President and Controller

KANSAS CITY POWER & LIGHT COMPANY

/s/ Lori A. Wright
Lori A. Wright
Vice President and Controller

Date:  September 13, 2011

Exhibit Index

Exhibit No.	Title

10.1
Amendment dated as of September 9, 2011 to Receivables Sale Agreement dated as of July 1, 2005, among Kansas City Power & Light Receivables Company, Kansas City Power & Light Company, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch and Victory Receivables Corporation.

99.1	Investor presentation slides (furnished and not deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended).